                                                                    EXHIBIT 99.1

                             Patents and Patent Applications
                                 Owned by Deotexis, Inc.


                        Patent or                                      Date
                       Application                                 Registered or    Issue
Jurisdiction             Number              Description            Applied For      Date
------------           ------------          -----------           --------------    ----

*Europe                0333773            Anti-Perspirant Patch          1987        1992
Worldwide              PCT/EP87/00724     Anti-Perspirant Patch          1987
U.S.A.                 07/363,512         Anti-Perspirant Patch          1989
Japan                  2590375            Anti-Perspirant Patch          1987        1996
Germany                P 4007 275.4       Herbal Scarf                   1990
Germany                P 4000 920.3-26    Emollient Cloth                1990
Worldwide              PCT/EP90/02303     Emollient Cloth                1990
Europe                 91900807.8-2314    Cloth Impregnated With         1990
                                          an Active Substance
Germany                P 43 18 141.4      Impregnated Scarf              1993
Germany                196 32 312.6-26    Glove/Mitten                   1996
Germany                196 00 076.9       Glove/Mitten                   1996
Europe                 96118 660.8        Glove/Mitten                   1996
U.S.A.                 08/773 822         Micro-Capsule Coated           1996
                                          Flexible Carrier Material

------------------
     *This European patent consists of several country-specific sub-patents, as described on the following page.

                                                                      EXHIBIT 99
                                                                       (Cont.)

                             Specific Country Sub-Patents Under
                                 European Patent No. 0333773


                         Patent                                         Date
Jurisdiction             Number              Description              of Grant
------------             ------              -----------              --------
Germany              37 80 470          Anti-Perspirant Patch            1992
Austria              E 78 136           Anti-Perspirant Patch            1996
Switzerland          EP 0 333 773       Anti-Perspirant Patch            1996
France               EP 0 333 773       Anti-Perspirant Patch            1996
Belgium              EP 0 333 773       Anti-Perspirant Patch            1996
United Kingdom       EP 0 333 773       Anti-Perspirant Patch            1996
The Netherlands      EP 0 333 773       Anti-Perspirant Patch            1996
Italy                EP 0 333 773       Anti-Perspirant Patch            1996
Sweden               EP 0 333 773       Anti-Perspirant Patch            1996